                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549


                                 FORM 8-K/A-1

                                CURRENT REPORT


                      Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934




     Date of Report (Date of earliest event reported):  March 8, 2000




                          THE SOUTHSHORE CORPORATION
                     -------------------------------------
            (Exact name of registrant as specified in its charter)



       Colorado                    0-19949                  84-1153522
---------------------         -----------------        -------------------
(State or other jurisdiction  (Commission file number) (IRS Employer
incorporation or organization)                         Identification No.)


   5373 North Union Boulevard, Suite 100, Colorado Springs, Colorado  80918
  --------------------------------------------------------------------------
    (Address of principal executive offices)                     (Zip Code)


      Registrant's telephone number, including area code:  (719) 590-4900
  --------------------------------------------------------------------------



  --------------------------------------------------------------------------
         (Former name or former address, if changed since last report)

ITEM 7:  FINANCIAL STATEMENTS AND EXHIBITS

  (a)     Financial Statements

     Pursuant to Item 7(a)(4), the Registrant files herewith the following financial statements of the acquired business:

     Report of Independent Certified Public Accountants

     Coach & Campers of Knoxville, LLC Balance Sheets as of December 31, 1999 and 1998

     Coach & Campers of Knoxville, LLC Statements of Operations for the years ended December 31, 1999 and from February 9, 1998 (inception) to December 31, 1998

     Coach & Campers of Knoxville, LLC Statements of Cash Flows of the years ended December 31, 1999 and from February 9, 1998 (inception) to December 31, 1998

     Coach & Campers of Knoxville, LLC Notes to Financial Statements

  (b)     Audited Financial Statements

     Pursuant to Item 7(b) and Item 7(a)(4), the Registrant files herewith the following audited financial information:

     Report of Independent Certified Public Accountants

     iRV, Inc. Consolidated Balance Sheet as of December 31, 1999

     iRV, Inc. Consolidated Statement of Operations for the period August 1, 1999 (inception) to December 31, 1999

     iRV, Inc. Consolidated Statement of Stockholders' Equity for the year ended December 31, 1999

     iRV, Inc. Consolidated Statement of Cash Flows for the period August 1, 1999 (inception) through December 31, 1999

     iRV, Inc. Notes to Consolidated Financial Statements

  (c)     Pro Forma Financial Information

     Pursuant to Item 7(b) and Item 7(a)(4), the Registrant files herewith the following unaudited pro forma consolidated financial information:

     Introduction to Proforma Financial Information

     Southshore Corporation and Subsidiaries Pro Forma Condensed Consolidated Balance Sheet for the year ended December 31, 1999

     Southshore Corporation and Subsidiaries Pro Forma Condensed Consolidated Statement of Operations for the years ended December 31, 1999 and 1998

                         INDEPENDENT AUDITORS' REPORT




To the Members
Coach & Campers of Knoxville, LLC

We have audited the accompanying balance sheets of Coach & Campers of Knoxville, Inc. (a Limited Liability Company) as of December 31, 1999 and 1998, and the related statements of operations and members' deficit, and cash flows for the year ended December 31, 1999, and the period February 9, 1998 (inception) through December 31, 1998. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Coach & Campers of Knoxville, LLC (a Limited Liability Company) as of December 31, 1999 and 1998, and the results of its operations and its cash flows for the year ended December 31, 1999 and for the period February 9, 1998 (inception) through December 31, 1998, in conformity with generally accepted accounting principles.



March 16, 2000
Westminster, Colorado

                       COACH & CAMPERS OF KNOXVILLE, LLC
                                BALANCE SHEETS

                                                       December 31,
                                                  ----------------------
                                                     1999        1998
                                                  ----------  ----------
                    ASSETS
Current assets:
  Cash and cash equivalents                        $ 57,763    $      -
  Accounts receivable, no allowance
    deemed necessary                                  2,364      18,731
  Inventories                                       664,676   1,433,193
  Prepaid assets                                          -       2,240
      Total current assets                          724,803   1,454,164

Property and equipment, net                         107,597      17,195
Deposits and other                                    5,130       4,705
                                                  ----------  ----------
                                                    112,727      21,900
                                                  ----------  ----------
            Total assets                          $ 837,530  $1,476,064
                                                  ==========  ==========
                    LIABILITIES AND MEMBERS' DEFICIT

Current liabilities:
  Checks written in excess of bank balance        $       -   $  24,562
  Vehicle floor financing                           550,896   1,332,307
  Vehicle floor financing in default                 67,762      47,705
  Notes payable to members                          181,489      50,000
  Accounts payable                                  165,224      29,498
  Accrued liabilities                                43,594      38,152
                                                  ----------  ----------
      Total current liabilities                   1,008,965   1,522,224
                                                  ----------  ----------
Commitments                                               -           -

Members' deficit:
  Members' capital                                    3,500       3,500
  Accumulated deficit                              (174,935)    (49,660)
                                                  ----------  ----------
      Total members' deficit                       (171,435)    (46,160)
                                                  ----------  ----------
      Total liabilities and members' deficit      $ 837,530   $1,476,064
                                                  ==========  ==========

  The accompanying notes are an integral part of these financial statements.

                       COACH & CAMPERS OF KNOXVILLE, LLC
                 STATEMENTS OF OPERATIONS AND MEMBERS' DEFICIT

                                                            Period From
                                                        February 9, 1998
                                              Year Ended  (Inception) to
                                              December 31,  December 31,
                                                  1999         1998
                                               -----------    ----------

Revenues:
  Sales, net                                   $2,564,518    $1,574,658
  Warranty                                         21,868         6,079
  Parts and service                                14,899         5,388
  Other                                             4,841           700
                                               -----------    ----------
                                                2,606,126     1,586,825
                                               -----------    ----------
Cost of goods sold                              2,346,666     1,398,334
                                               -----------    ----------
Gross profit                                      259,460       188,491
                                               -----------    ----------
Operating expenses:
  Sales and marketing                              30,925        28,277
  Wages and benefits                              156,796        76,302
  Rent                                             65,481        23,948
  General and administrative                       68,855        33,313
  Depreciation and amortization                    13,155         3,164
  Professional fees                                 7,626        18,881
                                               -----------    ----------
      Total operating expenses                    342,838       183,885
                                               -----------    ----------
      Income (loss) from operations               (83,378)        4,606

Other income (expense):
  Interest expense                                (81,617)      (69,724)
  Participation income                             39,720        15,458
                                               -----------    ----------
                                                  (41,897)      (54,266)
                                               -----------    ----------
  Net loss                                       (125,275)      (49,660)
  Members' contributions                                          3,500
  Members' deficit, beginning                     (46,160)            -
                                               -----------    ----------
  Members' deficit, ending                     $ (171,435)    $ (46,160)
                                               ===========    ==========

  The accompanying notes are an integral part of these financial statements.

                       COACH & CAMPERS OF KNOXVILLE, LLC
                           STATEMENTS OF CASH FLOWS

                                                            Period From
                                                        February 9, 1998
                                              Year Ended  (Inception) to
                                              December 31,  December 31,
                                                  1999          1998
                                               -----------    ----------

CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss          $                          (125,275)    $ (49,660)
                                               -----------    ----------
  Adjustments to reconcile net income to net
    cash provided by (used in) operating
    activities:
      Depreciation and amortization                13,155         3,164
      Changes in operating assets and
       liabilities:
        Accounts receivable                        16,367       (18,731)
        Inventories                               768,517    (1,433,193)
        Prepaid assets                              2,240        (2,240)
        Accounts payable                          135,726        29,498
        Accrued expenses                            5,442        38,152
                                               -----------    ----------
                                                  941,447    (1,383,350)
                                               -----------    ----------
        Net cash  provided by (used in)
         operating activities                     816,172    (1,433,010)
                                               -----------    ----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                    -       (17,859)
  Increase in deposits and other                     (425)       (4,705)
                                               -----------    ----------
        Net cash used in investing
         activities                                  (425)      (22,564)
                                               -----------    ----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from vehicle floor financing         2,099,741     2,679,326
  Payments on vehicle floor financing          (2,861,095)   (1,299,314)
  Checks written in excess of bank balance        (24,562)       24,562
  Members' capital contribution                         -         1,000
  Proceeds from borrowings from members            32,960        50,000
  Payments on borrowings from members              (5,028)            -
                                               -----------    ----------
        Net cash provided by (used in)
         financing activities                    (757,984)    1,455,574
                                               -----------    ----------

Net increase  in cash and cash equivalents         57,763             -
Cash and cash equivalents at beginning of
  period                                                -             -
                                               -----------    ----------
Cash and cash equivalents at end
  of period                                    $   57,763     $       -
                                               ===========    ==========
SUPPLEMENTAL DISCLOSURE OF CASH
  FLOW INFORMATION:
  Cash paid (received) during the year-
    Interest expense                           $   89,836     $  53,995
                                               ===========    ==========
    Participation income                       $  (39,720)    $ (15,458)
                                               ===========    ==========
SUPPLEMENTAL DISCLOSURE OF NONCASH
  INVESTING ACTIVITIES:
  Property and equipment contributed by
   members                                                    $   2,500
                                                              ===========
  Property and equipment purchased with
    borrowings                                 $  103,557
                                               ==========

  The accompanying notes are an integral part of these financial statements.

                       COACH & CAMPERS OF KNOXVILLE, LLC

                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     1.   Description of Business and Significant Accounting Policies

     Coach & Campers of Knoxville, LLC (a Limited Liability Company) ("the Company") was formed in the State of Tennessee on February 9, 1998. The Company sells and services Recreational Vehicles (RV) through its dealership in Knoxville, Tennessee.

     Cash and Cash Equivalents

     The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

     Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and accounts receivable. All of the Company's cash equivalents are held at high credit quality financial institutions. Accounts receivables are typically unsecured and are derived from revenues earned from the sales and service of RV units. The Company performs ongoing credit evaluations of its client's financial condition and maintains reserves for potential credit losses based upon the expected collectibility of total accounts receivable. To date, losses resulting from uncollectible receivables have not exceeded management's expectations.

     Revenue Recognition

     The Company records revenue on the sale of an RV when cash is received and the customer takes possession of the unit. Other revenues consist primarily of income earned from warranty repairs and the sales of parts. The Company recognizes revenue on other revenues when the services are performed or when the parts are sold.

     Warranties

     The Company does not provide for any additional warranties on new RVs other than those that are provided for by the manufacturer. No warranties are provided for on used RVs. The Company historically has not experienced any losses associated with warranties.

     Inventories

     Inventories are stated at the lower of cost or market, using the specific identification method. Management of the Company gives appropriate consideration to deterioration, obsolescence and other factors in evaluating net realizable value.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful life of three to five years.

     Advertising Costs

     Advertising costs are charged to operations when incurred.

     Income Taxes

     The Company is treated as a partnership for income tax purposes and as such, does not pay federal or state income taxes on its taxable income. Instead, the members are liable for individual federal and state income taxes based on their respective ownership percentages. The Company prepares its financial statements on the accrual basis of accounting; however uses the cash basis of accounting for income tax purposes. The primary difference between financial and income tax reporting is that expense are recorded for financial statement purposes as they are incurred, while expenses for income tax purposes are recognized when paid.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

     Comprehensive Income

     The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements. There were no differences between reported net income and comprehensive income.

     Fair Value of Financial Instruments

     Financial instruments that are subject to fair value disclosure requirements are carried in the consolidated financial statements at amounts that approximate fair value and include cash and cash equivalents accounts receivable, inventories, and accounts payable. Fair values are based on quoted market prices and assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of perceived risk.

     2.   Inventories

     Inventories consist of the following:

                                                       December 31,
                                                  -----------------------
                                                     1999        1998
                                                  ----------  ----------

            New recreational vehicles             $ 550,896  $1,332,307
            Used recreational vehicles              113,780     100,886
                                                  ----------  ----------
                                                  $ 664,676  $1,433,193
                                                  ==========  ==========

     3.   Property and Equipment

     Property and equipment consist of the following:

                                                       December 31,
                                                  -----------------------
                                                     1999        1998
                                                  ----------  ----------

            Leasehold improvements                $  16,961   $  16,961
            Equipment                                 3,398       3,398
Rental equipment    103,557                                 -
                                                  ----------  ----------
                                                    123,916      20,359
            Less:  accumulated depreciation
             and amortization                       (16,319)     (3,164)
                                                  ----------  ----------
                                                  $ 107,597   $  17,195
                                                  ==========  ==========

     Depreciation expense for the year ended December 31, 1999 and the period ended December 31, 1998 was $13,155 and $3,164, respectively.

     4.   Vehicle Floor Financing

     The vehicle floor financing consists of notes payable to finance companies, secured by inventory, principal payable upon the sale of inventory, interest payable monthly. Interest is computed at prime plus 2%, and the notes are guaranteed by certain members of the Company. The outstanding balances of these financing notes were $618,658 and $1,380,012 at December 31, 1999 and 1998, respectively. At December 31, 1999 and 1998, the Company had not advanced funds, in accordance with the terms of the notes, to the financing companies for inventory sold totaling $67,762 and $47,705, respectively.

     Interest expense associated with the vehicle floor financing was $74,276 and $66,938 for the year ended December 31, 1999 and the period ended December 31, 1998, respectively.

     5.   Notes Payable, Members

     Notes payable to members consist of the following:

                                                       December 31,
                                                  ----------------------
                                                     1999        1998
                                                  ----------  ----------

          Prime plus 1%, note payable to members,
          interest payable monthly, due March 1999,
          collateralized by essentially all the
          assets of Company                       $       -   $  50,000

          Prime plus 1%, note payable to members,
          interest payable monthly, due March 2000,
          collateralized by essentially all the
          assets of the Company                      26,000           -

          Prime plus 1%, note payable to members,
          interest payable monthly, due March 1999,
          collateralized by essentially all the
          assets of the Company                      23,919           -

          9.74% note payable to member, payable
          in monthly installments of $705, due
          September 2000, collateralized by a
          recreational vehicle                       66,134           -

          9.75% note payable to member, payable
          in monthly installments of $641, due
          September 2000, collateralized by a
          recreational vehicle                       60,036           -

          Advances from members, no stated interest,
          no stated repayment terms, without
          collateral                                  5,400           -
                                                  ----------  ----------
                                                  $ 181,488   $  50,000
                                                  =========== ==========

     Interest expense pursuant to notes payable members was $7,341 and $2,786 for the year ended December 31, 1999 and the period ended December 31, 1998, respectively.

     6.   Lease Commitment

     The Company leases land and a building under a non-cancelable operating lease. The lease requires monthly payments of $6,000 and expires in August 2003. Additionally, the Company leases, on a month-to-month basis, a trailer that serves as the corporate office, and requires monthly payments of $394.

     Future minimum payments under noncancelable operating leases are as follows:


                       Year               Amount
                    ----------          ----------

                    2000                $    72,000
                    2001                     72,000
                    2002                     72,000
                    2003                     45,000
                                        -----------
                                         $  261,000
                                        ===========

     The rental expense for these facilities for the year ended December 31, 1999 and the period ended December 31, 1998, was $65,481 and $23,948, respectively.

     7.   Capital Structure

     In February 1998, the members contributed $1,000 in cash as capital. Additionally, in February 1998, certain members contribution equipment in the amount of $2,500, that approximately the members' cost.

     8.   Subsequent Events

     Management Agreement

     On January 25, 2000, the Company entered into a Management Agreement with iRV, Inc, whereby the Company, retained iRV, Inc. for a three months period, to serve as business manager of the Company's operations. The Management Agreement provided that iRV, Inc. would perform all the business functions for and on behalf of the Company while the parties negotiated a purchase contract for the assets of the Company.

     Purchase Agreement and Floor Financing

     On March 8, 2000, the Company executed an Asset Purchase and Sale Agreement (the "Purchase Agreement") whereby the Company sold essentially all of its assets to iRV, Inc. In connection with the Purchase Agreement, the Company received approximately $888,000 in cash and iRV, Inc. assumed liabilities of approximately $176,000.

                         INDEPENDENT AUDITORS' REPORT


To the Board of Directors and Stockholders iRV, Inc.

We have audited the accompanying consolidated balance sheet of iRV, Inc. (a Development Stage Company) as of December 31, 1999 and the related consolidated statements of operations, stockholders' equity and cash flows for the period August 1, 1999 (inception) through December 31, 1999. These consolidated financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these consolidated financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of iRV, Inc. (a Development Stage Company) as of December 31, 1999, and the results of their operations and their cash flows for the period August 1, 1999 (inception) through December 31, 1999, in conformity with generally accepted accounting principles.

The accompanying consolidated financial statements have been prepared assuming that iRV, Inc. will continue as a going concern. As more fully described in
Note 1, the Company is in the development stage and has incurred a net loss of $1,694,400 from inception through December 31, 1999. This raises substantial doubt about the Company's ability to continue as a going concern.
Management's plans with regard to these matters are also described in Note 1. The consolidated financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.


April 6, 2000
Westminster, Colorado
                                   iRV, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                          CONSOLIDATED BALANCE SHEET
                               December 31, 1999


          ASSETS

Current assets:
  Cash and cash equivalents                  $  253,571
  Advances due from related parties              50,910
                                             -----------
      Total current assets                      304,481
                                             -----------
Property and equipment, net                       9,629
Intangible assets, net                           57,788
Investment in restricted common stock            40,000
                                             -----------
                                                107,417
                                             -----------
      Total assets                           $  411,898
                                             ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

Current liabilities:
  Accounts payable-
    Related parties                          $   32,653
    Other                                        33,645
                                             -----------
      Total current liabilities                  66,298
                                             -----------
Commitments                                           -

Stockholders' equity:
  Preferred stock; $.001 par value; 50,000,000
    shares authorized; no shares issued
    and outstanding                                   -
  Common stock; $.001 par value; 100,000,000
    shares authorized; 5,100,000 shares issued
    and outstanding                               5,100
  Additional paid in capital                  2,034,900
  Deficit accumulated during the development
   stage                                     (1,694,400)
                                             -----------
      Total stockholders' equity                345,600
                                             -----------
      Total liabilities and stockholders'
        equity                               $  411,898
                                             ===========


  The accompanying notes are an integral part of these financial statements.

                                   iRV, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE PERIOD AUGUST 1, 1999 (INCEPTION)
                           THROUGH DECEMBER 31, 1999



Operating expenses:
  Internet website development               $   62,385
  Corporate development                          27,500
  Consulting-
    Related parties                              96,046
    Other                                        14,000
  Travel and entertainment                       49,760
  Rent                                            6,421
  Stock compensation                          1,400,000
  Depreciation and amortization                   3,078
  Legal fees, related party                      16,795
  Other                                          18,415
                                             -----------
      Total operating expenses                1,694,400
                                             -----------
      Net loss                               $1,694,400
                                             ===========












  The accompanying notes are an integral part of these financial statements.

                                   iRV, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                CONSOLIDATED STATEMENT OF STOCKHOLDERS' EQUITY

                                                      Deficit
                                                    Accumulated
                        Common Stock     Additional During the
                  ----------------------   Paid In  Development
                   Shares       Amount     Capital     Stage       Total
                  ----------   ---------- ---------- ----------  ----------

Balance, August 1,
  1999 (inception)        -    $       -  $       -  $       -   $       -

Issuance of common
  stock for cash at
  $.05 per share,
  November and
  December 1999   3,000,000        3,000    147,000          -     150,000

Stock compensation
  in connection with
  the issuance of
  stock at $.05
  per share, November
  1999                    -            -  1,050,000          -   1,050,000

Issuance of common
  stock for cash at
  $.40 per share,
  Nov and Dec 19991,000,000        1,000    399,000          -     400,000

Compensation expense
  associated with the
  issuance of common
  stock for services
  November 1999     100,000          100     39,900          -      40,000

Debt converted into
  common stock at
  $.05 per share,
  November 1999   1,000,000        1,000     49,000          -      50,000

Stock compensation
  in connection with
  conversion of debt,
  November 1999           -            -    350,000          -     350,000

Net loss for the          -            -          - (1,694,400) (1,694,400)
  period
                  ----------   ---------  --------   ----------  ---------
Balance, December 31,
  1999            5,100,000    $   5,100 $2,034,900$(1,694,400)  $ 345,600
                  ==========   =========  ========   ==========  =========

  The accompanying notes are an integral part of these financial statements.

                                   iRV, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                     CONSOLIDATED STATEMENT OF CASH FLOWS
                  FOR THE PERIOD AUGUST 1, 1999 (INCEPTION)
                           THROUGH DECEMBER 31, 1999


CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                            $(1,694,400)
                                                       ------------
  Adjustments to reconcile net income to net
    cash used in operating activities:
      Depreciation and amortization                         3,078
      Stock compensation                                1,400,000
      Stock issued for services                            40,000
      Changes in operating assets and liabilities-
        Accounts payable                                   66,298
                                                       ------------
                                                        1,509,376
                                                       ------------
          Net cash used in operating activities          (185,024)
                                                       ------------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment                      (10,195)
  Purchase of intangible asset                            (60,300)
  Purchase of restricted common stock                     (40,000)
  Advances to related parties                             (50,910)
                                                       ------------
          Net cash used in investing activities          (161,405)
                                                       ------------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Proceeds from borrowings from related parties            50,000
  Proceeds from sale of stock, net of offering costs      550,000
                                                       ------------
          Net cash provided by financing activities       600,000
                                                       ------------
Net increase  in cash and cash equivalents                253,571
Cash and cash equivalents, beginning                            -
Cash and cash equivalents, ending                      $  253,571
                                                       ============
SUPPLEMENTAL DISCLOSURE OF NON CASH
  FINANCING ACTIVITIES:
Conversion of debt into 1,000,0000 shares of common
  stock                                                $   50,000
                                                       ============

   The accompanying notes are an integral part of these financial statements
                                   iRV, INC.
                         (A DEVELOPMENT STAGE COMPANY)
                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS


     1.   Description of Business and Significant Accounting Policies

     iRV, Inc. ("the Company") is a development stage company. The Company was incorporated in Colorado on August 1, 1999, as RV Holiday.com, Inc. The Company changed its name to iRV, Inc. in December 1999. Development stage activities have consisted of raising equity capital, the development of the Company's Internet web site, and evaluating potential acquisitions of recreational vehicle ("RV") dealerships. Through December 31, 1999, the Company had not generated any revenues.

     Basis of Presentation

     The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. The Company is in the development stage and has incurred a net loss of $1,694,400 from inception through December 31, 1999. This raises substantial doubt as to the Company's ability to continue as a going concern. Management is attempting to raise additional equity capital to complete the development of its Internet web site and continue the evaluation of potential acquisitions of RV dealerships. In order for the Company to emerge out of the development stage and to continue as a going concern, the Company must generate sufficient cash flows from its proposed Internet activities or successfully acquire RV dealerships that will enable the Company to achieve a level of operations sufficient to meet its cash flow requirements. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the outcome of this uncertainty.

     Principles of Consolidation

     The accompanying consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries, iRV.com, Inc. and iRV-Dealerships, Inc. Internet development activities are conducted through iRV.com, Inc., while the evaluation of potential acquisitions of RV dealerships is conducted through iRV-Dealerships, Inc. All material intercompany accounts have been eliminated in consolidation.

     Cash and Cash Equivalents

     The Company considers all highly liquid instruments with an original maturity of three months or less to be cash equivalents.

     Concentration of Credit Risk

     Financial instruments that potentially subject the Company to concentrations of credit risk consist primarily of cash equivalents and investment in restricted common stock. All of the Company's cash equivalents are held at high credit quality financial institutions. The Company evaluates the carrying value of the restricted common stock and maintains reserves for potential impairments of its investment. To date, there has been no impairment loss recorded on the investment in restricted common stock.

     Property and Equipment

     Property and equipment are stated at cost. Depreciation is computed using the straight-line method over the estimated useful life of three years.

     Intangible Assets

     Intangible assets consist of the cost the Company incurred to acquire various Internet domains (Web sites). Amortization is computed using the straight-line method over its estimated useful life of three years.

     Impairment of Long-Lived Assets

     Management of the Company periodically reviews the carrying value of long-lived assets for potential impairment by comparing the carrying value of those assets with their related, expected future net cash flows. Should the sum of the related, expected future net cash flows be less than the carrying value, management would determine whether an impairment loss should be recognized. An impairment loss would be measured by the amount by which the carrying value of the assets exceeds the future discounted cash flows.

     Investment in Restricted Common Stock

     Investment in restricted common stock consists of an equity investment in Kinetiks.com, Inc., a publicly traded entity, and is recorded at cost.

     Stock-Based Compensation

     The Company accounts for stock-based compensation in accordance with Accounting Principles Board Opinion No. 25, "Accounting for Stock issued to Employees." Accordingly, no compensation expense is recorded for options issued in fixed amounts and with fixed exercise prices at least equal to the fair market value of the Company's common stock at the date of grant.

     Internet Web site Development

     The Company expenses all costs associated with the development of its Internet Web site in accordance with Statement of financial Accounting Standards No. 86, "Accounting for the Costs of Computer Software to be Sold, Leased or Otherwise Marketed." SFAS 86 requires capitalization of certain software development costs subsequent to the establishment of technological feasibility. Based upon the Company's product development process, technological feasibility is established upon completion of a working model. At December 31, 1999, the Company did not have a working model of its software.

     Income Taxes

     Income taxes are accounted for under Statement of financial Accounting Standards No. 109 "Accounting for Income Taxes." Under this method, deferred tax assets and liabilities are determined based on differences between the financial reporting and tax bases of assets and liabilities and are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse.

     Use of Estimates

     The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

     Comprehensive Income

     The Company follows Statement of Financial Accounting Standards No. 130, "Reporting Comprehensive Income." SFAS 130 establishes standards for reporting and display of comprehensive income and its components in the financial statements. There were no differences between reported net income and comprehensive income.

     Fair Value of Financial Instruments

     Financial instruments that are subject to fair value disclosure requirements are carried in the consolidated financial statements at amounts that approximate fair value and include cash and cash equivalents, investments in restricted common stock, and accounts payable. Fair values are based on quoted market prices and assumptions concerning the amount and timing of estimated future cash flows and assumed discount rates reflecting varying degrees of perceived risk.

     2.   Property and Equipment

     Property and equipment consist of the following:

                                                December 31,
                                                    1999

                                                  ----------

            Computer equipment                    $  10,195
            Less accumulated depreciation              (566)
                                                  ----------
                                                  $   9,629
                                                  ==========

     Depreciation expense for the period ended December 31, 1999, was $566.

     3.   Intangible Asset

     Intangible asset consists of the following:

                                                December 31,
                                                    1999
                                                  ----------

            Internet domain names                 $  60,300
            Less accumulated depreciation            (2,512)
                                                  ----------
                                                  $  57,788
                                                  ==========

     Amortization expense for the period ended December 31, 1999, was $2,512.

     4.   Lease Commitment

     The Company leases a residence and furniture on a temporary basis for an officer of the Company under a non-cancelable operating lease. The lease requires monthly payments of $1,700 and expires in May 2000. Rent expense for the period ended December 31, 1999, was $6,421. Total future minimum lease payments under this operating lease are $8,500.

     Subsequent to December 31, 1999, the Company entered into a lease agreement for office space. The lease requires monthly payments of $4,174 and can be canceled by the Company at any time by providing the landlord thirty days notice of the Company's intent to vacate the premises.

     5.   Capital Structure

     In November and December 1999, the Company issued 3,000,000 shares of its common stock in exchange for cash at $.05 per share and received net proceeds of $150,000.

     In November and December 1999, the Company issued 1,000,000 shares of its common stock in exchange for cash at $.40 per share and received proceeds of $400,000.

     In connection with the issuance of 3,000,000 shares of the Company's common stock, the Company recorded stock compensation in the amount of $1,050,000. This amount represents the difference between the estimated fair market value of the stock on the date of the sale and the consideration paid.

     During August through October, a stockholder and an entity controlled by a stockholder advanced funds to the Company for working capital purposes in the amount of $26,448 and $23,552, respectively. The advances did not bear interest, had no fixed repayment terms and were unsecured. In November 1999, the Company converted these advances into 1,000,000 shares of the Company's common stock at the rate of $.05 per share. In connection with this conversion the Company recorded stock compensation in the amount of $350,000 which represents the difference between the estimated fair market value of the stock issued and the debt converted into equity.

     In February 2000, effective August 31, 1999, the Company entered into an employment agreement with an officer. The agreement provided for the issuance of 500,000 shares of the Company's common stock of which 100,000 shares vested immediately with the remaining shares vesting at the rate of 100,000 shares per year commencing February 1, 2001 and expiring in February 2004. In connection with the issuance of the initial 100,000 shares, the Company recorded consulting expense in the amount of $40,000, which approximated the fair market value on the date of grant.

     In December 1999, the Company granted 310,000 options to certain consultants to acquire shares of the Company's common stock at $1.00 per share, which was in excess of the fair market value on the date of grant. These options expire in December 2006.

     On December 20, 1999, the Company's board of directors approved a stock option plan (the "Plan") under which up to 1,000,000 shares of the Company's common stock may be issued. Under the Plan, incentive and nonqualified stock options may be granted to employees, directors, and consultants of the Company. Incentive stock options are granted at an exercise price of not less than 100% (110% for individuals owning 10% or more of the Company's common stock at the time of grant) of the stock's fair market value at the time of grant. Nonqualified stock options may be granted at an exercise price determined by the Company.

     The stock option activity under this Plan is set for the below for the period August 1, 1999 (inception) through December 31, 1999:

                                                Shares Under    Option
                                                   Option        Price
                                                  ----------  ----------

            Granted                                 310,000       $1.00
            Forfeited                                     -           -
                                                  ----------  ----------
            Outstanding, December 31, 1999          310,000       $1.00
                                                  ==========  ==========

     At December 31, 1999, 107,500 options were exercisable.

     In January 2000, the Company granted an officer options to acquire 50,000 shares of the Company's common stock at $1.00 per share that expire in January 2005. The exercise price was below the fair market value of the Company's common stock on the date of grant. Accordingly, the Company recorded compensation expense and additional paid in capital in the amount of $188,466.

     In January 2000, the Company entered into a consulting agreement with Access 1 Financial, a nonaffiliate to serve as the Company's financial advisor and provide public relations. In lieu of a consulting fee, the Company paid to Access 1 Financial as full and complete consideration, stock options to purchase up to 200,000 shares of the Company's common stock at an exercise price of $3.25 per share, which exceeded the fair market value at the date of grant. The shares are exercisable immediately and expire in January 2001.

     In February 2000, the Company granted to certain directors, one of which is a stockholder, options to acquire 150,000 shares of the Company's common stock at an exercise price of $3.88, which approximated the fair market value on the date of grant. The options expire February 2005.

     6.   Related Party Transactions

     In addition to the related party transactions discussed in Note 5 above, the Company advanced funds in the amount of $50,912 to an entity that is controlled by a stockholder of the Company. The advances were made not pursuant to any written agreement, bore no interest and had no fixed repayment terms. These amounts were repaid in February 2000. During the period ended December 31, 1999, the Company advanced $80,000 to an entity that is controlled by a stockholder of the Company. These advances were not made pursuant to any written agreement, bore no interest, had no fixed repayment terms and were repaid prior to December 31, 1999.

     The Company incurred legal expenses in the amount of $16,645 payable to law firm that is owned by a stockholder of the Company. These amounts remain unpaid at December 31, 1999 and are included in accounts payable, related parties in the consolidated financial statements.

     7.   Income Taxes

     Losses incurred from operations from August 1, 1999 (inception) through December 31, 1999 have created deferred tax assets of approximately $86,000. A valuation allowance was established for the full amount of these deferred tax assets because the future realization of the cumulative tax benefits is not assured. The Company has a net operating loss carryforward of approximately $253,000 that expires in 2014.

     As further described in Note 8, the Company has entered into an Agreement and Plan of Merger. When more than a 50% change in ownership occurs, over a three year period, as defined, the Tax Reform Act of 1986 limits the utilization of net operating loss ("NOL") carryforwards in the years following the change in ownership. Therefore, it is possible that the Company' utilization of its NOL carryforwards may be partially reduced as a result of the changes in stock ownership. No determination has been made as of December 31, 1999, as to what implications, if any, there will be in the net operating loss carryforwards of the Company.

     8.   Subsequent Events

     Management Agreement

     On January 25, 2000, the Company entered into a Management Agreement with Coach & Campers of Knoxville, LLC ("Coach & Campers"), an RV dealership located in Knoxville, Tennessee, whereby Coach & Campers retained the Company, for a three months period, as business manager of Coach & Campers operations. The Management Agreement provided that the Company would perform all the business functions for and on behalf of Coach & Campers while the parties negotiated a purchase contract for the assets of Coach & Campers.

     Merger Agreement

     On December 20, 1999, the Company entered into an Agreement and Plan of Merger (the "Agreement") whereby the Company would merge into a wholly owned subsidiary of The Southshore Corporation ("Southshore"). Pursuant to the Agreement, the Company would receive 5,500,000 shares of Southshore stock. The closing of the Agreement was contingent on the parties conducting due diligence and among other things, the Company's completion of a private offering of its common stock that grosses $600,000 and the acquisition of certain URL names (Web sites). The Agreement required the resignation of the current Southshore officers and directors and the appointment of three new directors designated by the Company. On February 1, 2000, the Agreement was completed and the Company received 5,500,000 shares of Southshore stock.

     Purchase Agreement and Floor Financing

     On March 8, 2000, the Company executed an Asset Purchase and Sale Agreement (the "Purchase Agreement") with Coach & Campers. In connection with the Purchase Agreement, the Company paid approximately $648,000 in cash and issued 7,500 shares of Southshore stock in the amount of $22,500 which approximated the fair market value of the stock on March 8, 2000. The Company accounted for the acquisition as a purchase and recorded approximately $199,000 as goodwill, which represents the excess of the purchase price over the net assets acquired.

     Concurrent with the closing of the Purchase Agreement, the Company entered into a floor financing agreement with Deutsche Financial Services pursuant to which the Company may draw up to $2,000,000 to purchase inventory in connection with the operation of the dealership. In connection with obtaining the floor financing, an entity controlled by a stockholder of the Company provided an irrevocable letter of credit in favor of Deutsche Financial Services in the amount of $300,000. In consideration of providing the irrevocable letter of credit, Southshore agreed to grant this entity warrants to purchase 2,500 shares of Southshore common stock at $2.00 per share for each month that the letter of credit is issued and outstanding, and are exercisable over a three year period.

                INTRODUCTION TO PROFORMA FINANCIAL INFORMATION



     On December 20, 1999, The Southshore Corporation ("Southshore") entered into an Agreement and Plan of Merger (the "Agreement") whereby a wholly owned subsidiary of Southshore would merge with iRV, Inc. Pursuant to the Agreement, the Company would issue to iRV, Inc. 5,500,000 shares of Southshore stock. The closing of the Agreement was contingent on the parties conducting due diligence and among other things, iRV, Inc.'s completion of a private offering of its common stock that grosses $600,000 and the acquisition of certain URL names (Web sites). The Agreement required the resignation of the current Southshore officers and directors and the appointment of three new directors designated by iRV, Inc. On February 1, 2000, the Agreement was completed and Southshore issued 5,500,000 shares of stock.

     On January 25, 2000, the iRV, Inc. entered into a Management Agreement with Coach & Campers of Knoxville, LLC ("Coach & Campers"), an RV dealership located in Knoxville, Tennessee, whereby Coach & Campers retained the iRV, Inc. for a three months period, as business manager of Coach & Campers operations. The Management Agreement provided that the iRV, Inc. would perform all the business functions for and on behalf of Coach & Campers while the parties negotiated a purchase contract for the assets of Coach & Campers.

     On March 8, 2000, the iRV, Inc. executed an Asset Purchase and Sale Agreement (the "Purchase Agreement") with Coach & Campers. In connection with the Purchase Agreement, the iRV, Inc. paid approximately $648,000 in cash and issued 7,500 shares of Southshore stock in the amount of $22,500, which approximated the fair market value of the stock on March 8, 2000. The iRV, Inc. accounted for the acquisition as a purchase and recorded approximately $199,000 as goodwill, which represents the excess of the purchase price over the net assets acquired.

     The following proforma financial information presents the proforma condensed consolidated balance sheet at December 31, 1999 and the statement of operations for the years ended December 31, 1999 and 1998. Southshore utilizes a year end of March 31, while iRV, Inc. and Coach & Campers utilize a December 31, year end.

                    SOUTHSHORE CORPORATION AND SUBSIDIARIES
                PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                               December 31, 1999
                                  (Unaudited)

                      HISTORICAL
               ------------------------
                                         Coach &
               Southshore       iRV,    Campers of  Proforma      Proforma
               Corporation      Inc.     Knoxville Adjustments    Combined
               -----------  ----------  ----------  ---------  -----------

CURRENT ASSETS:
Cash and cash
 equivalents   $  102,484   $ 253,571   $   57,763  $(224,488) 1  $189,330

Accounts receivable,
  no allowance
  deemed necessary      -           -        2,364     (2,364) 1         -
Inventories             -           -      664,676   (124,708) 1   539,968
Advances due from
  related parties       -      50,910            -                  50,910
               -----------  ----------  ----------  ---------  -----------
Total current
  assets          102,484     304,481      724,803   (351,560)     780,208
               -----------  ---------   ----------- ---------- -----------
Property and
 equipment, net         -       9,629      107,597                 117,226
Intangible assets,
  net                   -      57,788            -    198,671 1    236,592
                                                      (19,867)3

Other assets       17,245      40,000        5,130                  62,375
               -----------  ----------  ----------  ---------  -----------
                   17,245     107,417      112,727    178,804      416,193
               -----------  ----------  ----------  ---------  -----------
Total assets   $  119,729   $ 411,898   $  837,530  $(172,756) $ 1,196,401
               ===========  ==========  ==========  =========  ===========
CURRENT LIABILITIES:
Vehicle floor
  financing    $        -   $       -   $  618,658  $(132,687) 1  $485,971
Notes payable           -           -      181,489     (5,319) 1   176,170
Accounts payable        -      66,298      165,224   (165,224) 1    66,298
Accrued expenses   14,158           -       43,594    (43,594) 1    14,158
               -----------  ----------  ----------  ---------  -----------
Total current
  liabilities      14,158      66,298    1,008,965   (346,824)     742,597
               -----------  ----------  ----------  ---------  -----------
STOCKHOLDERS' EQUITY:
Common stock        2,611       5,100        3,500          8  1     7,719
                                                       (3,500) 1

Preferred stock         -           -            -                       -

Additional paid in
 capital        4,377,574   2,034,900                  22,492  1  2,160,352
                                                    (4,274,614)2

Accumulated
  deficit      (4,274,614) (1,694,400)    (174,935)   174,935 1 (1,714,267)
                                                    4,274,614 2
                                                     (19,867) 3
               -----------  ----------  ----------  ---------  -----------
Total stockholders'
  equity          105,571     345,600     (171,435)   174,068      453,804
               -----------  ----------  ----------  ---------  -----------
Total liabilities
 and stockholders'
 equity        $  119,729   $ 411,898   $  837,530  $(172,756) $1,196,401
               ===========  ==========  ==========  =========  ===========

-------------------
PRO FORMA ADJUSTMENTS

(1) To record the purchase of certain assets and certain liabilities of Coach & Campers of Knoxville, LLC by iRV, Inc.

(2) To record the merger with Southshore Acquisition Company, a wholly owned subsidiary of The Southshore Corporation, with the survivor of the merger being iRV, Inc.

(3) To record amortization expense on goodwill resulting from the purchase of Coach & Campers of Knoxville, LLC.

                    SOUTHSHORE CORPORATION AND SUBSIDIARIES
            PROFORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    PERIOD AND YEAR ENDED DECEMBER 31, 1999
                                  (Unaudited)

                      HISTORICAL
               ------------------------
                                         Coach &
               Southshore       iRV,    Campers of  Proforma      Proforma
               Corporation      Inc.     Knoxville Adjustments    Combined
               -----------  ----------  ----------  ---------  -----------

Net Revenues   $        -   $       -   $2,606,126             $ 2,606,126

Cost of goods sold      -           -    2,346,666               2,346,666
               -----------  ----------  ----------  ---------  -----------
Gross profit            -           -      259,460                 259,460
               -----------  ----------  ----------  ---------  -----------
Expenses:
Sales and
 marketing              -      27,500       30,925                  58,425
Wages and benefits 15,735           -      156,796                 172,531
Consulting         24,550     110,046            -                 134,596
Internet website
 development            -      62,385            -                  62,385
Stock issuance
 expense                -   1,400,000            -               1,400,000
Travel and
 entertainment          -      49,760            -                  49,760
Depreciation and
 amortization           -       3,078       13,155     19,867 1     36,100
General and
 administrative         -           -       68,855                  68,855
Rent                    -       6,421       65,481                  71,902
Professional fees       -      16,795        7,626                  24,421
Other               9,812      18,415            -                  28,227
               -----------  ----------  ----------  ---------  -----------
                   50,097   1,694,400      342,838     19,867    2,107,202
               -----------  ----------  ----------  ---------  -----------
Loss from
 operations       (50,097) (1,694,400)     (83,378)   (19,867)  (1,847,742)
               -----------  ----------  ----------  ---------  -----------
Other income (expense):
Interest expense   (4,504)          -      (81,617)                (86,121)
Participation income    -           -       39,720                  39,720
Gain on sale of
 assets           831,436           -            -                 831,436
Other            (156,350)          -            -                (156,350)
               -----------  ----------  ----------  ---------  -----------
                  670,582           -      (41,897)         -      628,685
               -----------  ----------  ----------  ---------  -----------
Net Income (loss)$620,485 $(1,694,400)   $(125,275)  $(19,867) $(1,219,057)
               ==========   ==========  =========== ========== ===========
Proforma Basic Loss
 Per Share:
  Net loss                                                          $(0.16)
                                                                  =========
Proforma Diluted Loss
 Per Share:
  Net loss                                                          $(0.17)
                                                                  =========
Proforma Earnings
 per Share Disclosure
                                            Loss     Shares      Per Share
                                       (Numerator)(Denominator)    Amount
                                        ----------  ---------- -----------
Proforma basic loss per share:
  Net loss                             $(1,219,057) 7,711,091       $(0.16)
Effect of dilutive securities:
  Warrants                                       -        761            -
  Options                                        -    273,359            -
                                        ----------- ---------- -----------
Proforma diluted loss per share:
  Net loss                             $(1,219,057) 7,985,211       $(0.17)
                                        =========== ========== ===========

                    SOUTHSHORE CORPORATION AND SUBSIDIARIES
           PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                    PERIOD AND YEAR ENDED DECEMBER 31, 1998
                                  (Unaudited)


                      HISTORICAL
               ------------------------
                                         Coach &
               Southshore       iRV,    Campers of  Proforma      Proforma
               Corporation      Inc.     Knoxville Adjustments    Combined
               -----------  ----------  ----------  ---------  -----------

Net Revenues   $1,000,320   $       -   $1,586,825             $ 2,587,145
Cost of goods
 sold              24,284           -    1,398,334               1,422,618
               -----------  ----------  ----------  ---------  -----------
Gross profit      976,036           -      188,491               1,164,527
               -----------  ----------  ----------  ---------  -----------
Expenses:
Sales and
 marketing         65,803           -       28,277                  94,080
Wages and
 benefits         504,723           -       76,302                 581,025
Consulting         33,289           -            -                  33,289
Internet website
 development            -           -            -                       -
Stock issuance
 expense                -           -            -                       -
Travel and
 entertainment          -           -            -                       -
Depreciation and
 amortization     421,294           -        3,164     19,867 1    444,325
General and
 administrative   253,303           -       33,313                 286,616
Rent                    -           -       23,948                  23,948
Professional fees       -           -       18,881                  18,881
Other                   -           -            -                       -
               -----------  ----------  ----------  ---------  -----------
                1,278,412           -      183,885     19,867       1,482,164
               -----------  ----------  ----------  ---------  -----------
Income (loss)
 from operations (302,376)          -        4,606    (19,867)    (317,637)
               -----------  ----------  ----------  ---------  -----------
Other income (expense):
Interest expense  (55,167)          -      (69,724)               (124,891)
Participation
 income                 -           -       15,458                  15,458
Other               9,257           -            -                   9,257
               -----------  ----------  ----------  ---------  -----------
                  (45,910)          -      (54,266)         -     (100,176)
               -----------  ----------  ----------  ---------  -----------
Net loss       $ (348,286)  $       -   $  (49,660) $ (19,867) $  (417,813)
               ===========  ==========  =========== ========== ===========
Proforma Basic
 Loss Per Share:
  Net loss                                                          $(0.05)
                                                               ===========
Proforma Diluted
 Loss Per Share:
  Net loss                                                          $(0.05)
                                                               ===========
Proforma Earnings per
 Share Disclosure
                                           Loss      Shares      Per-Share
                                       (Numerator)(Denominator)    Amount
                                        ----------  ---------- -----------
Proforma basic loss
 per share:
  Net loss                                (417,813) 7,711,091       $(0.05)
Effect of dilutive
 securities:
  Warrants                                       -        761            -
  Options                                        -    273,359            -
                                        ----------  ---------- -----------
Proforma diluted
 loss per share:
  Net loss                                (417,813) 7,985,211       $(0.05)
                                        =========== ========== ===========

                                   SIGNATURE


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                   iRV, INC.



Date: April 17, 2000               By: /s/ Bradley Smith
                                        --------------------------------
                                        Bradley Smith, Chief Financial
                                         Officer